Exhibit 4.1

SUPPLEMENTAL INDENTURE NO. 2

Dated as of March 22, 2012

Between

GREAT PLAINS ENERGY INCORPORATED,

As Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

As Trustee

THIS SUPPLEMENTAL INDENTURE NO. 2 (this “Supplemental Indenture No. 2”), dated as of March 22, 2012, between GREAT PLAINS ENERGY INCORPORATED, a Missouri corporation (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Trustee (the “Trustee”), amends and supplements the Subordinated Indenture, dated as of May 18, 2009 between the Company and the Trustee, governing the issuance of debt securities (the “Base Indenture”) and Supplemental Indenture No. 1, dated as of May 18, 2009, between the Company and the Trustee (“Supplemental Indenture No. 1”). The Base Indenture, as amended and supplemented by Supplemental Indenture No. 1 shall be referred to herein as the “Original Indenture,” and the Original Indenture, as amended and supplemented by this Supplemental Indenture No. 2, shall be referred to as the “Indenture.”

RECITALS

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the future issuance of the Company’s unsecured subordinated debentures, notes or other evidences of indebtedness (the “Securities”), to be issued from time to time under the Base Indenture in one or more series as might be determined by the Company;

WHEREAS, the Company executed and delivered Supplemental Indenture No. 1 to provide for the issuance and Remarketing of the Company’s 10.00% Subordinated Notes due 2042 (the “Subordinated Notes”);

WHEREAS, Section 13.01 of the Base Indenture and Section 6.02 of Supplemental Indenture No. 1 provide for the Company and the Trustee to enter into an indenture supplemental to the Original Indenture to amend the form and terms of the Subordinated Notes to provide for the Remarketing and to make any other change that is not prejudicial to the Holders;

WHEREAS, pursuant to and in connection with the Remarketing, the Company wishes to re-designate the Subordinated Notes as its 5.292% Notes due 2022 (the “Notes”) and modify the form of such Notes and the terms, provisions and conditions thereof to be as provided in this Supplemental Indenture No. 2; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture No. 2, and all requirements necessary to make this Supplemental Indenture No. 2 a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this Supplemental Indenture No. 2 has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE ONE

Relation to Indenture; Additional Definitions

Section 1.01. Relation to Indenture. This Supplemental Indenture No. 2 constitutes an integral part of the Original Indenture, and supplements and amends the Original Indenture solely with respect to the Notes. To the extent of any inconsistency between this Supplemental Indenture No. 2 and the Base Indenture or Supplemental Indenture No. 1, this Supplemental Indenture No. 2 shall govern.

Section 1.02. Additional Definitions. For all purposes of this Supplemental Indenture No. 2, capitalized terms used herein shall have the respective meanings specified below or in the Original Indenture, as the case may be.

“Base Indenture” has the meaning set forth in the first paragraph hereof.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (3) if only one such Reference Treasury Dealer Quotation is received, such quotation.

“Corporate Trust Office” means the designated office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust Administration; telecopy: (312) 827-8542.

“entity” means any corporation, partnership (general, limited, limited liability or other), company (limited liability, joint-stock or other), joint venture or trust.

“Lien” means any mortgage, pledge, security interest, encumbrance or lien of any kind.

“Majority-Owned Subsidiary” means any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other Persons performing similar functions are at the time owned directly by the Company.

“Maturity Date” has the meaning set forth in Section 2.02.

“Note Registrar” means The Bank of New York Mellon Trust Company, N.A., hereby appointed as an agency of the Company in accordance with, and for all purposes specified in, Section 6.02 of the Base Indenture.

“Notes” has the meaning set forth in the fourth paragraph of the Recitals hereof.

“Original Indenture” has the meaning set forth in the first paragraph hereof.

“Permitted Securitization” means any sale and/or contribution, or series of related sales and/or contributions, by the Company or any of its Subsidiaries of accounts receivable, payment intangibles, notes receivable and related rights and property (collectively, “receivables”) or interests therein to a trust, corporation or other entity, where the purchase of such receivables or interests therein is funded in whole or in part by the incurrence or issuance by the purchaser or any successor purchaser of indebtedness or securities that are to receive payments from, or that represent interests in, the cash flow derived primarily from such receivables or interests therein.

“Quotation Agent” means a Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (1) each of Goldman, Sachs & Co. and J.P. Morgan Securities LLC (or their affiliates), and their respective successors, unless either of them ceases to be a primary U.S. government securities dealer in the United States of America (“Primary Treasury Dealer”), in which case the Company will substitute therefor another Primary Treasury Dealer and (2) two other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

All references herein to Articles, Sections or Exhibits, unless otherwise specified, refer to the corresponding Articles, Sections or Exhibits of this Supplemental Indenture No. 2. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture No. 2.

ARTICLE TWO

The Series of Notes

Section 2.01. Designation and Principal Amount. The Subordinated Notes, as amended hereby, are hereby re-designated as a series of Securities known as the 5.292% Notes due 2022 limited in aggregate principal amount to $287,500,000; provided, however, that the authorized aggregate principal amount of the Notes may be increased above such amount without the consent of the Holders of any then Outstanding Notes by a Board Resolution authorizing such increase, provided further, that if any such additional Notes are not fungible with the Outstanding Notes for United States federal income tax purposes, such additional Notes will have a separate CUSIP number.

Section 2.02. Stated Maturity. Unless the Notes are redeemed prior to the Maturity Date (as herein defined), the Stated Maturity of the Notes shall be June 15, 2022 (the “Maturity Date”).

Section 2.03. Interest and Interest Rate.

(a) The Notes shall bear interest at the rate of 10.00% per annum from and including March 15, 2012, to and excluding the Remarketing Settlement Date, and at the rate of 5.292% per annum (the “Coupon Rate”), from and including the Remarketing Settlement Date, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the Maturity Date. Such interest shall be payable semiannually in arrears, on the Interest Payment Dates of June 15 and December 15 in each year, commencing June 15, 2012. Interest accrued on the Notes from the last Interest Payment Date before the Maturity Date shall be payable on the Maturity Date.

(b) The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Persons in whose names the Notes (or one or more predecessor securities) are registered at the close of business on the Regular Record Date for such Interest Payment Date, being the immediately preceding June 1 and December 1, as the case may be, whether or not such day is a Business Day, except that interest payable at the Stated Maturity of the Notes shall be paid to the Person to whom principal is payable.

(c) On June 15, 2012, the first Interest Payment Date, interest on the Notes will be paid in an amount equal to (i) interest at the rate of 10.00% per annum from and including March 15, 2012 to, but not including, the Remarketing Settlement Date and (ii) interest at the Coupon Rate from and including the Remarketing Settlement Date to, but not including, such Interest Payment Date.

(d) The amount of interest payable on the Notes for any period will be computed for any full semi-annual period on the basis of a 360-day year of twelve 30-day months, for any period shorter than a full semi-annual period, on the basis of a 30-day month and for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any scheduled Interest Payment Date falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such originally scheduled Interest Payment Date.

Section 2.04. Senior Obligations; Events of Default. On and after the Remarketing Settlement Date, the provisions of Article XV of the Base Indenture shall cease to apply to the Notes, and the Notes shall rank equally with all of the Company’s existing and future unsecured and unsubordinated obligations. The Events of Default provided for in Section 9.01(a) and (b) of Supplemental Indenture No. 1 shall not be applicable to the Notes.

Section 2.05. Removal of Interest Deferral Provisions. On and after the Remarketing Settlement Date, the provisions of Section 2.06 of Supplemental Indenture No. 1 and Section 2.15 of the Base Indenture shall cease to apply to the Notes.

Section 2.06. Place of Payment and Appointment; Denominations. Principal of and premium, if any, and interest on the Notes will be payable, the transfer of such Notes will be registrable, and such Notes will be exchangeable for Notes of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the corporate trust office of the Trustee in The City of New York, which is located at 101 Barclay Street, New York, New York, 10286; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Notes register or by wire transfer to an account appropriately designated by the Person entitled to payment at least 10 Business Days prior to the applicable Interest Payment Date. Payments with respect to any Global Note will be made by wire transfer to the Depositary for the Notes.

No service charge shall be made for any registration of transfer or exchange of the Notes, but the Company may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The paying agent and the registrar for the Notes shall initially be the Trustee.

The Notes shall be issuable in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Section 2.07. Place of Notices and Demands With Respect to the Notes. The place where the Holders of the Notes may make notices and demands to or upon the Company in respect of the Notes shall be the Corporate Trust Office of the Trustee.

Section 2.08. Global Notes.

(a) The Notes shall be issuable in whole or in part in the form of one or more permanent Global Notes in definitive, fully registered form, without interest coupon (the “Global Notes”). The Global Notes shall be deposited on the date of original issuance thereof with, or on behalf of, the Depositary.

(b) DTC shall initially serve as Depositary with respect to the Global Notes. The Global Notes shall bear the legend set forth in the form of Note attached as Exhibit A. Notes represented by the Global Notes will be exchangeable for Notes in certificated form only if the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, and the Company has not appointed a successor Depositary within 90 days of that notice or of its becoming aware of such cessation; or at the request of any Holder of Notes if an Event of Default has occurred and is continuing with respect to the Notes; provided, that the Notes in certificated form so issued in exchange for the Global Notes shall be in denominations of $1,000 or any whole multiple of $1,000 above that amount and be of like aggregate principal amount and tenor as the portion of the Global Note to be exchanged. Except as provided above, owners of beneficial interests in a Global Note will not be entitled to receive physical delivery of Notes in certificated form and will not be considered the Holders thereof for any purpose under the Indenture. Unless and until the Global Notes are exchanged for Notes in certificated form, Global Notes may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary. Any Global Note that is exchangeable pursuant to the third sentence of this Section 2.08(b) shall be exchangeable for Notes in certificated form registered in such names as the Depositary shall direct.

Section 2.09. Form of Securities. The Global Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form attached as Exhibit A.

Section 2.10. Sinking Fund Obligations. The Company shall have no obligation to redeem or purchase any Notes pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.

Section 2.11. Limitations on Liens.

(a) So long as any Notes remain outstanding, the Company shall not issue, assume, guarantee or permit to exist any indebtedness for borrowed money secured by a Lien on any shares of capital stock or other equity interests of any Majority-Owned Subsidiary, which shares of capital stock or other equity interests the Company now or hereafter directly owns, without effectively securing the Notes equally and ratably with (or prior to) that indebtedness. The foregoing limitation does not limit the following Liens and indebtedness:

(i) any Lien on shares of capital stock or other equity interests of an entity existing at the time that such entity becomes a Majority-Owned Subsidiary;

(ii) any Lien on shares of capital stock or other equity interests created at the time the Company acquires those shares of capital stock or other equity interests, or within 270 days after that time, to secure all or a portion of the purchase price for those shares of capital stock or other equity interests;

(iii) any Lien on shares of capital stock or other equity interests in favor of the United States (or any State or territory thereof), any foreign country or any department, agency or instrumentality or political subdivision of those jurisdictions, to secure payment pursuant to any contract or statute;

(iv) any Lien on shares of capital stock or other equity interests arising in connection with court proceedings; provided that either: (1) the execution or enforcement of that Lien is effectively stayed within 30 days after entry of the corresponding judgment (or the corresponding judgment has been discharged within that 30-day period) and the claims secured by that Lien are being contested in good faith by appropriate proceedings; (2) the payment of that Lien is covered in full by insurance and the insurance provider has not denied or contested coverage; or (3) so long as that Lien is adequately bonded, any appropriate legal proceedings that have been duly initiated for the review of the corresponding judgment, decree or order have not been fully terminated or the periods within which those proceedings may be initiated have not expired;

(v) any Lien on shares of capital stock or other equity interests in favor of the Company;

(vi) any Lien on shares of capital stock or other equity interests of any special purpose subsidiary formed for the sole and exclusive purpose of the acquisition, development, ownership or operation of an asset with indebtedness as to which there is no recourse to the Company or any of its affiliates other than such subsidiary;

(vii) any Lien on shares of capital stock or other equity interests of any special purpose, bankruptcy-remote subsidiary formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, sale and financing of accounts receivable, payment intangibles, accounts or notes receivable and related rights and property in connection with and pursuant to a Permitted Securitization; and

(viii) the replacement, extension or renewal of any Lien referred to above, provided that: (1) the principal amount of indebtedness secured by those Liens immediately after the replacement, extension or renewal may not exceed the principal amount of indebtedness secured by those Liens immediately before the replacement, extension or renewal; and (2) the replacement, extension or renewal Lien is limited to no more than the same proportion of the shares of capital stock or other equity interests as were covered by the Lien that was replaced, extended or renewed.

(b) The provisions of this Section 2.11 shall be an “additional covenant” for purposes of Section 5.04 of the Indenture and subject to covenant defeasance in accordance with Section 5.04 of the Indenture, including, without limitation, Section 5.04(h) (such that following a covenant defeasance with respect to the Notes, payment on the Notes may not be accelerated because of a default under or other reference to this Section 2.11).

ARTICLE THREE

Optional Redemption of the Notes

Section 3.01. Redemption Price. Notwithstanding anything to the contrary in Supplemental Indenture No.1, on or after June 15, 2014 and prior to March 15, 2022, the Company shall have the right to redeem the Notes, at its option, at any time in whole, or from time to time in part, at a redemption price equal to the greater of:

(a) 100% of the principal amount of the Notes to be redeemed; and

(b) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 40 basis points;

plus, in each case, accrued and unpaid interest on the principal amount being redeemed to but excluding the redemption date.

On or after March 15, 2022, the Company shall have the right to redeem the Notes, at its option, at any time in whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to but excluding the redemption date.

Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on an Interest Payment Date falling on or prior to a redemption date shall be payable on such Interest Payment Date to the Holders as of the close of business on the relevant Record Date.

The Company shall give the Trustee notice of the redemption price for any redemption pursuant to the first paragraph of this Section 3.01 promptly after the calculation thereof, and the Trustee shall have no responsibility for such calculation.

ARTICLE FOUR

Miscellaneous Provisions

Section 4.01. The Indenture, as supplemented by this Supplemental Indenture No. 2, is in all respects hereby adopted, ratified and confirmed.

Section 4.02. This Supplemental Indenture No. 2 may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 4.03. THIS SUPPLEMENTAL INDENTURE NO. 2 AND EACH NOTE SHALL BE GOVERNED BY AND DEEMED TO BE A CONTRACT MADE UNDER, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 4.04. If any provision in this Supplemental Indenture No. 2 limits, qualifies or conflicts with another provision hereof that is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

Section 4.05. In case any provision in this Supplemental Indenture No. 2 or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.06. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the proper authorization or due execution hereof or of the Notes by the Company or as to the validity or sufficiency of this Supplemental Indenture No. 2 or the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds of the Notes.

ARTICLE FIVE

Tax Treatment

Section 5.01. Tax Treatment. The Company agrees, and by acceptance of a Note, each Holder (or beneficial owner) will be deemed to have agreed, for U.S. federal, state and local income tax purposes, (1) to treat the Notes as indebtedness, which is subject to the contingent payment debt regulations and (2) to be bound by the Company’s determination of the comparable yield and projected payment schedule.

*    *    *    *

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 2 to be duly executed as of the day and year first above written.

GREAT PLAINS ENERGY INCORPORATED

By	/s/ James C. Shay
Name: James C. Shay Title: Senior Vice President—Finance and Strategic Development and Chief Financial Officer

[CORPORATE SEAL]

ATTEST:

By	/s/ Jaileah X. Huddleston
Name: Jaileah X. Huddleston Title: Assistant Secretary and Corporate Counsel — Securities and Finance

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By	/s/ Linda Garcia
Name: Linda Garcia Title: Vice President

STATE OF MISSOURI	)
)ss.
COUNTY OF JACKSON	)

On the 22nd day of March, 2012, before me personally came James C. Shay, to me known, who, being by me duly sworn, did depose and say that he is Senior Vice President—Finance and Strategic Development and Chief Financial Officer of GREAT PLAINS ENERGY INCORPORATED, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

[NOTARIAL SEAL]

/s/ Annette G. Carter
Notary Public

STATE OF MISSOURI	)
)ss.
COUNTY OF JACKSON	)

On the 22nd day of March, 2012, before me personally came Jaileah X. Huddleston, to me known, who, being by me duly sworn, did depose and say that she is Assistant Secretary and Corporate Counsel—Securities and Finance of GREAT PLAINS ENERGY INCORPORATED, one of the corporations described in and which executed the above instrument; that she knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that she signed her name thereto by like authority.

[NOTARIAL SEAL]

/s/ Annette G. Carter
Notary Public

Exhibit A

[FORM OF NOTE]

[Certificated Note]

[For as long as this Global Note is deposited with or on behalf of The Depository Trust Company it shall bear the following legend.] This Note is a Global Note registered in the name of The Depository Trust Company (“DTC” or the “Depositary”) or a nominee thereof and, unless and until it is exchanged in whole for the individual Notes represented hereby as provided in the Indenture referred to below, this Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Great Plains Energy Incorporated or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

GREAT PLAINS ENERGY INCORPORATED

5.292% Note due 2022

Maturity Date: June 15, 2022	Principal Sum $287,500,000
Registered Holder:	CUSIP No. 391164AF7

GREAT PLAINS ENERGY INCORPORATED, a Missouri corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the registered Holder named above or registered assigns, on the Maturity Date stated above, the Principal Sum stated above and to pay interest thereon at the rate of 10.00% per annum from and including March 15, 2012, to and excluding the Remarketing Settlement Date, and at the rate of 5.292% per annum (the “Coupon Rate”) from and including the Remarketing Settlement Date, or from and including the most recent Interest Payment Date to which interest has been duly paid or provided for, initially on June 15, 2012, and thereafter semi-annually on June 15 and December 15 of each year, until the date on which payment of such Principal Sum has been made or duly provided for; provided that on June 15, 2012, the first Interest Payment Date, interest on this Note will be paid in an amount equal to (a) interest at the rate of 10.00% per annum from and including March 15, 2012 to, but not including, the Remarketing Settlement Date and (b) interest at the Coupon Rate from and including the Remarketing Settlement Date to, but not including, such Interest Payment Date. The interest so payable on any Interest Payment Date will be paid to the Person in whose name this Note is registered at the close of business on the June 1 or December 1, as the case may be (whether or not such day is a Business Day), immediately preceding that Interest Payment Date, except as otherwise provided in the Indenture.

The principal and interest payments on this Note will be made by the Company to the registered Holder named above. All such payments shall be made in such coin or currency of the United States of America as at the time of payment is legally tender for payment of public and private debts.

This Note is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture, dated as of May 18, 2009 (the “Base Indenture”), as heretofore supplemented and amended, including by Supplemental Indenture No. 2, dated as of March 22, 2012 (together with the Base Indenture, as previously supplemented and amended, herein called the “Indenture,” which term shall have the meaning assigned to it in Supplemental Indenture No. 2), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture). Reference is made to the Indenture and any supplemental indenture thereto for the provisions relating, among other things, to the respective rights of the Company, the Trustee and the Holders of the Securities, and the terms on which the Securities are authenticated and delivered. This Note is one of the series designated on the face hereof (the “Notes”), initially limited in aggregate principal amount to $287,500,000; provided, however, that the authorized aggregate principal amount of the Notes may be increased above such amount by a Board Resolution authorizing such increase, provided further, that if any such additional Notes are not fungible with the Outstanding Notes for United States federal income tax purposes, such additional Notes will have a separate CUSIP number. Notwithstanding anything in the Indenture to the contrary, the Notes shall rank equally with all of the Company’s existing and future unsecured and unsubordinated obligations.

The amount of interest payable on the Notes for any period will be computed for any full semi-annual period on the basis of a 360-day year of twelve 30-day months, for any period shorter than a full semi-annual period, on the basis of a 30-day month and for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any scheduled Interest Payment Date falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such originally scheduled Interest Payment Date.

Principal of and premium, if any, and interest on the Notes will be payable, the transfer of such Notes will be registrable, and such Notes will be exchangeable for Notes of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the corporate trust office of the Trustee in The City of New York, which is located at 101 Barclay Street, New York, New York, 10286; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Notes register or by wire transfer to an account appropriately designated by the Person entitled to payment at least 10 Business Days prior to the applicable Interest Payment Date. Payments with respect to any Global Note will be made by wire transfer to the Depositary for the Notes.

On or after June 15, 2014 and prior to March 15, 2022, the Company shall have the right to redeem the Notes, at its option, at any time in whole, or from time to time in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points; plus, in each case, accrued and unpaid interest on the principal amount of the Notes being redeemed to but excluding the redemption date.

On or after March 15, 2022, the Company shall have the right to redeem the Notes, at its option, at any time in whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to but excluding the redemption date.

For purposes of determining the redemption price:

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (3) if only one such Reference Treasury Dealer Quotation is received, such quotation.

“Quotation Agent” means a Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (1) each of Goldman, Sachs & Co. and J.P. Morgan Securities LLC (or their affiliates), and their respective successors, unless either of them ceases to be a primary U.S. government securities dealer in the United States of America (“Primary Treasury Dealer”), in which case the Company will substitute therefor another Primary Treasury Dealer and (2) two other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Notes are not entitled to the benefits of any sinking fund.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Note and (ii) the Company’s obligations under the Indenture and this Note with respect to certain covenants and related Events of Default, upon compliance by the Company with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding of all series to be affected, considered as one class. The Indenture contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults or Events of Default under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange or substitution for or upon the registration or transfer of this Note, irrespective of whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rates, and in the coin or currency, herein provided.

This Note is issuable as a registered Note only, in the minimum denomination of $1,000 and integral multiples of $1,000.

As provided in the Indenture, this Note is transferable by the registered Holder hereof in person or by his attorney duly authorized in writing on the books of the Company at the office or agency to be maintained by the Company for that purpose. Upon any registration of transfer, a new registered Note or Notes, of authorized denomination or denominations, and in the same aggregate principal amount, will be issued to the transferee in exchange therefor.

No service charge shall be made for any registration of transfer or exchange of the Notes, but the Company may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Except as otherwise provided in the Indenture, the Company, the Trustee, any paying agent and any Authenticating Agent may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue) for the purpose of receiving payment of or on account of the principal and premium, if any, and interest on this Note as herein provided and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Authenticating Agent shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator or against any past, present or future stockholder, officer or member of the Board of Directors, as such, of the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Note shall be governed by and deemed to be a contract made under, and construed in accordance with, the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of law principles thereof.

All terms used in this Note which are defined in the Indenture and not defined herein shall have the meaning assigned to them in the Indenture.

This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until the certificate of authentication thereon is manually signed by the Trustee.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed by the manual or facsimile signatures of the Chairman of the Board and Chief Executive Officer and the Vice President –Investor Relations and Treasurer of the Company.

GREAT PLAINS ENERGY INCORPORATED

By
Name: Title:

By
Name:
Title:

Dated: March 22, 2012

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This Note is one of the Notes of the series herein designated, described or provided for in the within- mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By
Authorized Signatory

Dated: March 22, 2012